Exhibit 5.2

LUCOSKY BROOKMAN LLP 101 Wood Avenue South 5th Floor Woodbridge, NJ 08830 T - (732) 395-4400 F - (732) 395-4401

111 Broadway Suite 807 New York, NY 10006 T - (212) 417-8160 F - (212)417-8161

www.lucbro.com

August 14, 2023

The Flexi Group Holdings Ltd

Wisma UOA Damansara II, Penthouse 16-1 Level 16, No. 6

Changkat Semantan, Bukit Damansara

50490 Kuala Lumpur, Malaysia

RE:	Registration Statement of The Flexi Group Holdings Ltd on Form F-4 (File No. 333-269379)

Ladies and Gentlemen,

We have acted as United States counsel to The Flexi Group Holdings Ltd (“PubCo”), a business company with limited liability incorporated under the laws of the British Virgin Islands, in connection with the registration by PubCo with the United States Securities and Exchange Commission (the “SEC”) of 17,057,500 warrants (the “PubCo Warrants”) entitling the holders thereof to purchase one ordinary share of PubCo, par value $0.0001 per share (each, a “PubCo Share”), at a price of USD $11.50 per share, pursuant to the Registration Statement on Form F-4 (File No. 333-269379) filed by PubCo with the SEC on February 13, 2023, as amended by Amendment No. 1 to the Registration Statement on Form F-4, filed with the SEC on June 13, 2023, as further amended by Amendment No. 2 to the Registration Statement on Form F-4, filed with the SEC on August 14, 2023 (such Registration Statement on Form F-4, as so amended, the “Registration Statement”).

The PubCo Warrants will be governed by the Warrant Agreement (the “Warrant Agreement”), dated as of November 2, 2021, by and between TG Venture Acquisition Corp. (“TGVC”) and Continental Stock Transfer & Trust Company, a New York corporation (the “Warrant Agent”), pursuant to which the warrants of TGVC (the “TGVC Warrants”) to acquire shares of Class A common stock of TGVC, par value $0.0001 per share (the “TGVC Class A Common Stock”), were issued, as amended by that certain Assignment, Assumption and Amendment Agreement (the “Warrant Assumption Agreement”) in the form filed as Exhibit 4.3 to the Registration Statement, to be entered into by and among TGVC, PubCo and the Warrant Agent. Upon consummation of the business combination contemplated by that certain Business Combination Agreement (the “Business Combination Agreement”), dated as of December 5, 2022, by and among TGVC, The Flexi Group Limited, a business company with limited liability incorporated under the laws of the British Virgin Islands, PubCo, The Flexi Merger Co. Ltd, a business company with limited liability incorporated under the laws of the British Virgin Islands and a direct, wholly owned subsidiary of PubCo (“Target Merger Sub”) and Flexi Merger Co. LLC, a Delaware limited liability company and a direct, wholly owned subsidiary of PubCo (“SPAC Merger Sub”), by which (i) Target Merger Sub will merge with and into Flexi (the “Initial Merger”), upon which the separate existence of Target Merger Sub will cease and Flexi will be the surviving corporation and a direct, wholly owned subsidiary of PubCo, and (ii) SPAC Merger Sub will merge with and into TGVC (the “TGVC Merger” and together with the Initial Merger, the “Mergers”). Upon the execution and delivery of the Warrant Assumption Agreement, at the date and time that the TGVC Merger becomes effective in accordance with the Business Combination Agreement (the “TGVC Merger Effective Time”), each TGVC Warrant outstanding immediately prior to the TGVC Merger Effective Time will cease to be a warrant with respect to TGVC Class A Common Stock and be converted into a PubCo Warrant and the obligations of TGVC under the Warrant Agreement will be assumed by PubCo under the Warrant Assumption Agreement.

The Flexi Group Holdings Ltd August 14, 2023

We have examined the Registration Statement, the Business Combination Agreement, the Warrant Agreement, the form of Warrant Assumption Agreement, a specimen Warrant Certificate of PubCo in the form filed as Exhibit 4.1 to the Registration Statement (the “Warrant Certificate”) and such other documents, and considered such legal matters, as we have deemed necessary and relevant as the basis for the opinion set forth below. With respect to such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as reproduced or certified copies and the authenticity of the originals of those latter documents. We have assumed that each of TGVC and the Warrant Agent is validly existing, has duly authorized, executed and delivered the Warrant Agreement and that the Warrant Agreement is a valid, binding and enforceable agreement of TGVC and the Warrant Agent, and that each will duly authorize, execute and deliver the Warrant Assumption Agreement and that the Warrant Assumption Agreement will be a valid, binding and enforceable agreement of each of TGVC and the Warrant Agent. We have also assumed that pursuant to British Virgin Islands law, PubCo has the power to execute and deliver the Warrant Assumption Agreement, and will duly authorize, execute and deliver the Warrant Assumption Agreement.

The opinion stated below also assumes that all of the following will have occurred prior to the issuance of the PubCo Warrants: (i) the Registration Statement as finally amended (including all necessary post-effective amendments) will have become effective under the Securities Act of 1933, as amended (the “Securities Act”) and such effectiveness shall not have been terminated or rescinded; (ii) the transactions to be consummated pursuant to the Business Combination Agreement prior to the issuance of the PubCo Warrants will have been consummated; (iii) any and all consents, approvals and authorizations from applicable British Virgin Islands, the State of Delaware and other governmental and regulatory authorities required to authorize and permit the Mergers will have been obtained; (iv) all documents filed as exhibits to the Registration Statement that have not been executed will conform to the forms thereof; (v) the legal competence of all signatories to such documents; and (vi) the truth, accuracy and completeness of the information, factual matters, representations and warranties contained in the records, certificates, documents, agreements and instruments we have reviewed.

Based upon the foregoing and subject to the qualifications and assumptions stated herein, we are of the opinion that when: (i) the conditions in the previous paragraph of this letter have been satisfied; (ii) the TGVC Warrants have ceased to be warrants with respect to the TGVC Class A Common Stock at the TGVC Merger Effective Time in accordance with the terms of the Business Combination Agreement; and (iii) the Warrant Certificates have been duly executed, delivered and countersigned in accordance with the provisions of the Warrant Agreement, the PubCo Warrants, when issued and distributed in accordance with the terms of the Warrant Agreement, the Warrant Assumption Agreement and the Business Combination Agreement, will constitute valid and binding obligations of PubCo, enforceable against PubCo in accordance with their terms under the laws of the State of New York, except: (i) as enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, receivership, moratorium, fraudulent conveyance or similar laws affecting creditors’ rights generally, and by general equitable principles (regardless of whether enforceability is considered in a proceeding in equity or at law) including, without limitation, concepts of materiality, reasonableness, good faith, fair dealing, and the rules governing the availability of specific performance or injunctive relief; (ii) as enforceability of any indemnification or contribution provision may be limited under the Federal and state securities laws; and (iii) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

The opinions expressed above are limited to the laws of the State of New York and we have not considered and express no opinion on the effect of any laws or the laws of any other state or jurisdiction, including state and federal laws relating to securities or other federal laws, or the rules and regulations of stock exchanges or any other regulatory body. Various matters concerning the laws of the Cayman Islands are addressed in the opinion of Conyers Dill & Pearman LLP, which has been separately provided to you.

The Flexi Group Holdings Ltd August 14, 2023

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the references to our firm under the caption “Legal Matters” in the proxy statement/prospectus included in the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act. This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws after the date that the Registration Statement becomes effective.

Very truly yours,
/s/ Lucosky Brookman LLP
Lucosky Brookman LLP